EXHIBIT 23


                       Consent of Independent Accountants

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 2-57924, No. 33-54158, No. 33-51655, No. 333-26793,
and No. 333-88229) and on Form S-3 (No. 333-19957) of Quaker Chemical Corporation of our report dated March 10, 2000 relating to the financial statements, which appears in the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K.





PRICEWATERHOUSECOOPERS LLP

Philadelphia, PA
March 30, 2000